Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "NATHANIEL ENERGY CORPORATION", CHANGING ITS NAME FROM "NATHANIEL ENERGY CORPORATION" TO "VISTA INTERNATIONAL TECHNOLOGIES, INC.", FILED IN THIS OFFICE ON THE EIGHTH DAY OF NOVEMBER, A.D. 2007, AT 3:36 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

2582785 8100

071205521

AUTHENTICATION: 6156341

DATE: 11-13-07

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:36 PM 11/08/2007
FILED 03:36 PM 11/08/2007
SRV 071205521 - 2582785 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
NATHANIEL ENERGY CORPORATION

(Pursuant to Section 242 of the General Corporation Law of Delaware)

NATHANIEL ENERGY CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware **DOES HEREBY CERTIFY**:

FIRST: That at a meeting of the Board of Directors of Nathaniel Energy Corporation held on October 19, 2007, the Board of Directors approved by board resolutions on October 19, 2007 the renaming of the company to Vista International Technologies Inc. and the changing of the company's trading symbol on the NASDAQ to VITI from NECX.

RESOLVED, that the Certificate of Incorporation of this corporation is hereby amended changing the Article thereof numbered "FIRST" so that, as amended in its entirety, said Article shall be and read as follows:

FIRST: The name of the corporation is Vista International Technologies, Inc. The corporation was originally incorporated under the name Ajax Reinsurance Limited pursuant to the General Corporation Law on the 18th day of January, 1996. The corporation amended its name to Nathaniel Energy Corporation pursuant to the General Corporation Law on the 2nd day of July, 1998.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: The Registered Office in the State of Delaware is to be located at The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, the County of New Castle, Zip Code 19801. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, said corporation has caused this Certificate of Amendment to be signed this 8th day of November, 2007.

VISTA INTERNATIONAL TECHNOLOGIES, INC.

By: Barry Kemble
/s/
Barry Kemble
CEO, Nathaniel Energy Corporation